Exhibit 10.6
Execution Version

ASSET REPRESENTATIONS REVIEW AGREEMENT

BMW VEHICLE OWNER TRUST 2026-A,
as Issuer

and

BMW FINANCIAL SERVICES NA, LLC,
as Servicer

and

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

_____________________________

Dated as of August 19, 2026

_____________________________

TABLE OF CONTENTS

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TABLE OF CONTENTS

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ASSET REPRESENTATIONS REVIEW AGREEMENT

This ASSET REPRESENTATIONS REVIEW AGREEMENT (this “Agreement”), entered into as of the 19th day of August 2026, by and among BMW VEHICLE OWNER TRUST 2026-A, a Delaware statutory trust (the “Issuer”), BMW FINANCIAL SERVICES NA, LLC, a Delaware limited liability company  (the “Servicer”), and CLAYTON FIXED INCOME SERVICES LLC, a Delaware limited liability company (the “Asset Representations Reviewer”).

WHEREAS, the Issuer desires to engage the Asset Representations Reviewer to perform reviews of certain Receivables for compliance with certain representations and warranties made with respect thereto.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.01  Definitions.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Indenture or the Sale and Servicing Agreement, as applicable.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Annual Fee” has the meaning stated in Section 4.01(a).

“ARR Indemnified Person” has the meaning stated in Section 5.04.

“Client Records” has the meaning stated in Section 3.13.

“Closing Date” means August 19, 2026.

“Confidential Information” has the meaning stated in Section 7.01(b).

“Disqualification Event” has the meaning stated in Section 6.01.

“Eligible Representations” shall mean those representations identified within the “Tests” included in Exhibit A.

“Indemnified Person” has the meaning stated in Section 5.07.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or modified from time to time.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, a national banking association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Initial Review Period” has the meaning stated in Section 3.06.

“Issuer PII” has the meaning stated in Section 7.02(a).

“Owner Trustee” means Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee of the Issuer.

“Personally Identifiable Information” has the meaning stated in Section 7.02(a).

“Privacy Laws” has the meaning stated in Section 7.02(a).

“Receivables Purchase Agreement” means each of (i) the Receivables Purchase Agreement, dated as of the Closing Date, between BMW Financial Services NA, LLC, as Seller, and BMW FS Securities LLC and (ii) the Receivables Purchase Agreement, dated as of the Closing Date, between BMW Bank of North America, as Seller, and BMW FS Securities LLC.

“Review” means the performance by the Asset Representations Reviewer of the Tests for each Review Asset in accordance with the terms of Section 3.05.

“Review Assets” means those Receivables identified by the Servicer as requiring a Review by the Asset Representations Reviewer following receipt of a Review Notice.

“Review Fee” has the meaning stated in Section 4.01(b).

“Review Notice” means a notice delivered to the Asset Representations Reviewer pursuant to Section 13.02 of the Indenture.

“Review Materials” means the applicable documents, data, and other information provided by the Servicer for the purpose of performing the Tests, as described in Exhibit A.

“Review Report” means, with respect to a Review, the related report prepared by the Asset Representations Reviewer in accordance with the terms of Section 3.08.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of the Closing Date, among the Servicer, BMW FS Securities LLC, the Indenture Trustee, U.S. Bank National Association, as securities intermediary and the Issuer, as the same may be amended, supplemented or modified from time to time.

“Seller” means each of (i) BMW Financial Services NA, LLC and (ii) BMW Bank of North America, each in its capacity as Seller under the applicable Receivables Purchase Agreement and their respective successors in interest.

“Sponsor” means BMW Financial Services NA, LLC.

“Test Fail” has the meaning stated in Section 3.05.

“Test Pass” has the meaning stated in Section 3.05.

“Tests” means, with respect to any Receivable, the procedures listed in Exhibit A with respect thereto.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between BMW FS Securities LLC and the Owner Trustee, as the same may be amended, supplemented or modified from time to time.

“Underwriters” means Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC.

ARTICLE II.

ENGAGEMENT; ACCEPTANCE

Section 2.01  Engagement; Acceptance.

The Issuer hereby engages Clayton Fixed Income Services LLC to act as the Asset Representations Reviewer for the Issuer.  Clayton Fixed Income Services LLC hereby accepts the engagement and agrees to perform the obligations of the Asset Representations Reviewer on the terms stated in this Agreement.

Section 2.02  Eligibility of Asset Representations Reviewer.

The Asset Representations Reviewer is a Person who (i) is not affiliated with the Issuer, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or any of their respective affiliates and (ii) was not engaged, or affiliated with a Person that was, engaged by the Sponsor or the Underwriters to perform pre-closing due diligence work on the Receivables; and (iii) is not disqualified by the Securities and Exchange Commission or other applicable regulatory authority from acting as the Asset Representations Reviewer hereunder.  The Asset Representations Reviewer will promptly notify the Issuer and the Servicer if it no longer satisfies, or it reasonably expects that it will no longer satisfy, the conditions described in the immediately preceding sentence.

Section 2.03  Independence of the Asset Representations Reviewer.

The Asset Representations Reviewer will be an independent contractor and will not be subject to the supervision of the Issuer for the manner in which it accomplishes the performance of its obligations under this Agreement.  Unless expressly authorized by the Issuer, the Asset Representations Reviewer will have no authority to act for or represent the Issuer and will not be considered an agent of the Issuer.  Nothing in this Agreement will make the Asset Representations Reviewer and the Issuer members of any partnership, joint venture or other separate entity or impose any liability as such on any of them.  For the avoidance of doubt, the Indenture Trustee will not be responsible for monitoring the performance by the Asset Representations Reviewer of its obligations under this Agreement.

ARTICLE III.

DUTIES OF THE ASSET REPRESENTATIONS REVIEWER

Section 3.01  Review Scope.

The Reviews are designed to determine whether certain Receivables were in compliance with certain representations and warranties made about them in the applicable Receivables Purchase Agreement.

The Reviews are not designed to determine any of the following:

(a)            reason for delinquency;

(b)            creditworthiness of the Obligor, either at the time of the Review or as of the time of the origination of the related Receivable;

(c)            overall quality of any Review Asset;

(d)            whether the Servicer has serviced any Receivable in compliance with the terms of the Sale and Servicing Agreement;

(e)            whether noncompliance with the representations or warranties constitutes a breach of the applicable Receivables Purchase Agreement;

(f)            whether the Receivables complied with the representations and warranties set forth in the applicable Receivables Purchase Agreement, except as expressly described in this Agreement; or

(g)            establish cause, materiality or recourse for any failed Test as described in Section 3.05.

Section 3.02  Review Notices.

Upon (i) receipt of a Review Notice from the Indenture Trustee and (ii) receipt of a list of Review Assets from the Servicer (which list will be delivered by the Servicer to the Asset Representations Reviewer within ten (10) Business Days of the Servicer’s receipt of a Review Notice), the Asset Representations Reviewer will start a Review.

The Asset Representations Reviewer will not be obligated to start a Review until a Review Notice and the related list of Review Assets is received by it.  The Asset Representations Reviewer is not obligated to verify (i) whether the Indenture Trustee properly determined that a Review Notice was required or (ii) the accuracy or completeness of the list of Review Assets provided by the Servicer.

Section 3.03  Review Materials.

Within sixty (60) days of the delivery of a Review Notice, the Servicer will provide the Asset Representations Reviewer with access to the Review Materials for all of the Review Assets in one or more of the following ways: (i) by providing access to the Servicer’s systems, either remotely or at an office of the Servicer, (ii) by electronic posting to a password-protected website to which the Asset Representations Reviewer has access, (iii) by providing originals or photocopies at an office of the Servicer or (iv) in another manner agreed by the Servicer and the Asset Representations Reviewer.  The Servicer may redact or remove Personally Identifiable Information from the Review Materials to the extent such redaction or removal does not change the meaning or usefulness of the Review Materials.  The Asset Representations Reviewer shall be entitled to rely in good faith, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects, and not misleading in any material respect.

Section 3.04  Missing or Insufficient Review Materials.

The Asset Representations Reviewer will review the Review Materials to determine if any Review Materials are missing or insufficient for the Asset Representations Reviewer to perform any Test.  If the Asset Representations Reviewer determines that there are missing or insufficient Review Materials, the Asset Representations Reviewer will notify the Servicer promptly, and in any event no less than twenty (20) Business Days before the end of the Initial Review Period.  The Servicer will have fifteen (15) Business Days from receipt of such notification to give the Asset Representations Reviewer access to the missing Review Materials or other documents or information to correct any such insufficiency.  If the missing or insufficient Review Materials or other documents or information have not been provided by the Servicer within such fifteen (15) Business Day period, the related review of such Review Assets will be considered completed and the Review Report will report a Test Fail for each Test in respect of which such missing or insufficient Review Materials is necessary to determine whether a Test Pass result is appropriate.

Section 3.05  The Asset Representations Review.

For each Review, the Asset Representations Reviewer will perform, for each related Review Asset, the applicable procedures listed under “Tests” in Exhibit A for each Eligible Representation, using the Review Materials necessary to perform the procedures listed under such Test in Exhibit A.  For each Test and Review Asset, the Asset Representations Reviewer will determine if the Test has been satisfied (a “Test Pass”) or if the Test has not been satisfied (a “Test Fail”).

If any Review Asset was included in a prior Review, the Asset Representations Reviewer will not conduct additional Tests on such Review Asset, and will include the previously reported Test results in the Review Report for the current Review, unless the Asset Representations Reviewer has reason to believe that the prior Review was conducted in a manner that would not have ascertained compliance of that Review Asset with a specific representation or warranty, in which case additional tests may be conducted by the Asset Representations Reviewer.  If the same Test is required for more than one Eligible Representation, the Asset Representations Reviewer will only perform the Test once for each Review Asset, and will report the results of the Test for each applicable Eligible Representation on the Review Report.

Section 3.06  Review Period.

The Asset Representations Reviewer will complete the Review of all applicable Review Assets within sixty (60) days after having received access to the related Review Materials pursuant to Section 3.03 (the “Initial Review Period”).  However, if additional Review Materials are provided to the Asset Representations Reviewer in respect of any Review Assets, as described in Section 3.04, the Initial Review Period will be extended for an additional thirty (30) days in respect of any such Review Assets.

Section 3.07  Completion of Review for Certain Review Assets.

Following the delivery of the list of the Review Assets and before the delivery of the Review Report by the Asset Representations Reviewer, the Servicer may notify the Asset Representations Reviewer if a Review Asset is paid in full by the related Obligor or purchased from the Issuer in accordance with the terms of the Basic Documents.  On receipt of such notice, the Asset Representations Reviewer will immediately terminate all Tests of the related Review Asset, and the Review of such Review Asset will be considered complete (a “Test Complete”).  In this case, the related Review Report will indicate a Test Complete for such Review Asset and the related reason.

If a Review is in process and the Notes will be paid in full on the next Payment Date, the Servicer will notify the Asset Representations Reviewer and the Indenture Trustee no less than ten (10) days before that Payment Date.  On receipt of such notice, the Asset Representations Reviewer will terminate the Review immediately and will not be obligated to deliver a Review Report.

Section 3.08  Review Report.

Within five (5) days following the applicable Review period described in Section 3.06, the Asset Representations Reviewer will provide the Issuer, the Sellers, the Servicer, the Depositor, the Administrator and the Indenture Trustee with a Review Report indicating for each Review Asset whether there was a Test Pass, Test Fail or Test Complete for each related Test.  For each Test Fail or Test Complete, the Review Report will indicate the related reason, including (for example) whether the Review Asset was a Test Fail as a result of missing or incomplete Review Materials.  The Review Report will contain a summary of the Review results to be included in the Issuer’s Form 10-D report in accordance with Section 23 of the Administration Agreement.  The Asset Representations Reviewer will ensure that the Review Report does not contain any Personally Identifiable Information.  On reasonable request of the Servicer, the Asset Representations Reviewer will provide additional details on the Test results.

Section 3.09  Review and Procedure Limitations.

The Asset Representations Reviewer will have no obligation (i) to determine  whether a Delinquency Trigger has occurred, (ii) to determine whether the required percentage of Noteholders has voted to direct a Review, (iii) to determine which Receivables are subject to a Review, (iv) to obtain or confirm the validity of the Review Materials, (v) to obtain missing or insufficient Review Materials (except to the extent set forth in Section 3.04), (vi) to take any action or cause any other party to take any action under any of the Basic Documents to enforce any remedies for breaches of any Eligible Representations or (vii) to determine whether any Test Fail constitutes a breach of any Basic Document.

The Asset Representations Reviewer will only be required to perform the Tests provided in Exhibit A in consideration of the Review Materials made accessible to it in accordance with the terms of this Agreement, and will have no obligation to perform additional testing procedures on any Review Assets other than as specified in this Agreement.  The Asset Representations Reviewer will have no obligation to provide reporting or information in addition to that described in Section 3.08.  However, the Asset Representations Reviewer may review and report on additional information that it determines in good faith to be material to its performance under this Agreement.

The Issuer expressly agrees that the Asset Representations Reviewer is not advising the Issuer or any Noteholder or any investor or future investor concerning the suitability of the Notes or any investment strategy.  The Issuer expressly acknowledges and agrees that the Asset Representations Reviewer is not an expert in accounting, tax, regulatory, or legal matters, and that the Asset Representations Reviewer does not provide legal advice as to any matter.

Section 3.10  Review Systems.

The Asset Representations Reviewer will maintain and utilize an electronic case management system to manage the Tests and provide systematic control over each step in the Review process and ensure consistency and repeatability among the Tests.

Section 3.11  Representatives.

(a)            Servicer Representative.  The Servicer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Asset Representations Reviewer in its completion of a Review.

(b)            Asset Representations Reviewer Representative. The Asset Representations Reviewer will provide reasonable access to one or more designated representatives to respond to reasonable requests and inquiries made by the Servicer, the Sellers, the Issuer or the Indenture Trustee during the Asset Representations Reviewer’s completion of a Review.  The Asset Representations Reviewer will not be obligated to respond to questions or requests for clarification from Noteholders or any other Person, and will direct any such Persons to submit written questions or requests to the Servicer.

Section 3.12  Dispute Resolution.

If a Review Asset that was the subject of Review becomes the subject of a dispute resolution proceeding under Section 11.02 of the Sale and Servicing Agreement, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding.  The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution according to Section 11.02 of the Sale and Servicing Agreement.  If not paid by a party to the dispute resolution, the reasonable expenses of the Asset Representations Reviewer will be reimbursed by the Issuer according to Section 4.03 of this Agreement.

Section 3.13  Records Retention.

The Asset Representations Reviewer will maintain copies of Review Materials, Review Reports and internal work papers and correspondence (collectively the “Client Records”) for a period of two (2) years after the delivery of the related Review Report.  At the expiration of the retention period, the Asset Representations Reviewer shall return all Client Records to the Servicer, in such format as mutually agreed by the Servicer and the Asset Representations Reviewer.  Upon the return of the Client Records, the Asset Representations Reviewer shall have no obligation to retain such Client Records or to respond to inquiries concerning the Review.

ARTICLE IV.

PAYMENTS TO ASSET REPRESENTATIONS REVIEWER

Section 4.01  Asset Representations Reviewer Fees.

(a)            Annual Fee.

As compensation for its activities hereunder, the Asset Representations Reviewer shall be entitled to receive an annual fee (the “Annual Fee”) with respect to each annual period prior to the termination of the Issuer, in an amount equal to $5,000, which shall be paid in accordance with Section 4.01(c).

(b)            Review Fee.

Following the completion of a Review and the delivery to the Indenture Trustee, the Issuer, the Sellers, the Servicer and the Administrator of the related Review Report, or the termination of a Review according to Section 3.07, and the delivery to the Servicer, the Sellers, the Issuer, the Administrator and the Indenture Trustee of a detailed invoice, the Asset Representations Reviewer will be entitled to a fee of $175 for each Review Asset for which a Review was started (the “Review Fee”).  However, no Review Fee will be charged for any Review Asset which was included in a prior Review or for which no Tests were completed prior to the Asset Representations Reviewer being notified of a termination of the Review according to Section 3.07 or due to missing or insufficient Review Materials in accordance with Section 3.04.

(c)            Payment.

All payments required to be made to the Asset Representations Reviewer shall be made to the following wire account or to such other account as may be specified by the Asset Representations Reviewer from time to time:

Clayton Fixed Income Services LLC
ABA#: 021000021
Account #: 114778965
JPMorgan Chase, 270 Park Avenue, New York, NY 10017

The initial Annual Fee will be paid by the Servicer on the Closing Date. Each other Annual Fee, each Review Fee and the amount of any properly invoiced expenses or claims to be reimbursed or paid by the Issuer pursuant to the terms of this Agreement, will become due and payable by the Issuer (i) in the case of such other Annual Fees, on the Payment Date occurring in September of each year, beginning in 2027, and continuing until this Agreement is terminated, in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable, and (ii) in the case of the Review Fee and such other expenses or claims (including under Sections 4.02, 4.03, and 5.04), on the Payment Date in the calendar month subsequent to the calendar month in which the related detailed written invoice is received by the Issuer and the Servicer, to be paid in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable; provided that, in the event that any such properly invoiced fees, expenses or claims are not paid or reimbursed in full by the Issuer on the related Payment Date, BMW Financial Services NA, LLC, in its capacity as Administrator, shall promptly pay the Asset Representations Reviewer for any such unpaid amounts in accordance with the terms of the Administration Agreement; provided further, that if, subsequent to any such payment by the Administrator to the Asset Representations Reviewer, the Asset Representations Reviewer receives payment or reimbursement in respect of the related fee, expense or claim, in part or in full, from the Issuer, then the Asset Representations Reviewer shall promptly refund the Administrator for the amount of such payment or reimbursement received from the Issuer on such subsequent date. If a Review is terminated in accordance with Section 3.07, the Asset Representations Reviewer must submit its invoice for the related Review Fee no later than ten (10) Business Days before the final Payment Date in order to be reimbursed on such final Payment Date.

Section 4.02  Reimbursable Expenses.

If the Servicer provides access to the Review Materials at one of its properties, the Issuer will reimburse the Asset Representations Reviewer for its reasonable travel expenses incurred in connection with the Review upon receipt of a detailed written invoice provided to the Issuer and the Servicer; provided that such expenses may not exceed $3,000 for any Review.  Such expenses shall be paid on the Payment Date in the calendar month subsequent to the calendar month in which such invoice in received. The Asset Representations Reviewer will also be reimbursed for any expenses related to a dispute resolution proceeding as set forth in Section 4.03.

Section 4.03  Dispute Resolution Expenses.

If the Asset Representations Reviewer participates in a dispute resolution proceeding under Section 3.12 of this Agreement and its reasonable out-of-pocket expenses for participating in the proceeding are not paid by a party to the dispute resolution within ninety (90) days after the end of the proceeding, the Issuer will reimburse the Asset Representations Reviewer for such expenses upon receipt of a detailed written invoice.  Such expenses shall be paid on the Payment Date in the calendar month subsequent to the calendar month in which such invoice is received.  In no event shall the Indenture Trustee be responsible for the payment of these expenses.

ARTICLE V.

OTHER MATTERS PERTAINING TO THE ASSET REPRESENTATIONS REVIEWER

Section 5.01  Representations and Warranties of the Asset Representations Reviewer.

The Asset Representations Reviewer hereby makes the following representations, warranties and covenants as of the Closing Date:

(a)            Organization and Good Standing.  The Asset Representations Reviewer is a limited liability company duly formed and validly existing in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to perform its obligations under this Agreement.

(b)            Due Qualification.  The Asset Representations Reviewer is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

(c)            Due Authorization.  The execution, delivery and performance by the Asset Representations Reviewer of this Agreement have been duly authorized by the Asset Representations Reviewer by all necessary limited liability company action on the part of the Asset Representations Reviewer and this Agreement will remain, from the time of its execution, an official record of the Asset Representations Reviewer.

(d)            Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Asset Representations Reviewer enforceable in accordance with its terms subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and subject to equitable principles.

(e)            No Violation. The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance by the Asset Representations Reviewer of the obligations contemplated by this Agreement and the fulfillment by the Asset Representations Reviewer of the terms hereof applicable to the Asset Representations Reviewer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Federal or State statute, rule or regulation that is applicable to the Asset Representations Reviewer, or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Asset Representations Reviewer is a party or by which it is bound.

(f)            No Proceedings.  There are no proceedings or investigations pending or, to the best knowledge of the Asset Representations Reviewer, threatened, against the Asset Representations Reviewer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Asset Representations Reviewer, would materially and adversely affect the performance by the Asset Representations Reviewer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(g)            Compliance with Applicable Law.  The Asset Representations Reviewer will act in accordance with all requirements applicable to an asset representations reviewer under applicable law (as amended from time to time) and other state or federal securities law applicable to asset representations reviewers in effect during the term of this Agreement.

Section 5.02  Limitation of Liability.

To the fullest extent permitted by applicable law, the Asset Representations Reviewer shall not be under any liability to the Issuer, the Servicer, or the Indenture Trustee, or any other Person for any action taken or not taken, in each case in good faith and in its capacity as Asset Representations Reviewer pursuant to this Agreement, or for errors in judgment, whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Asset Representations Reviewer against any liability which would otherwise by imposed by reason of willful misconduct, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder.  In no event will the Asset Representations Reviewer be liable for special, indirect or consequential loss or damage (including loss of profit) even if the Asset Representations Reviewer has been advised of the likelihood of the loss or damage and regardless of the form of action.

 The Asset Representations Reviewer and any director, officer, employee, or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Asset Representations Reviewer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement which in its reasonable opinion may involve it in any expense or liability in respect of which it shall not have received sufficient security or indemnity.

Section 5.03  Inspections of Asset Representations Reviewer

The Asset Representations Reviewer agrees that, with reasonable prior notice not more than once during any year, it will permit authorized representatives of the Issuer, the Servicer or the Administrator, during the Asset Representations Reviewer’s normal business hours, to examine and review the books of accounts, records, reports and other documents and materials of the Asset Representations Reviewer relating to (a) the performance of the Asset Representations Reviewer’s obligations under this Agreement, (b) payments of fees and expenses of the Asset Representations Reviewer for its performance under this Agreement and (c) any claim made by the Asset Representations Reviewer under this Agreement. In addition, the Asset Representations Reviewer will permit the Issuer’s, the Servicer’s or the Administrator’s authorized representatives to make copies and extracts of any of those documents and to discuss them with the Asset Representations Reviewer’s officers and employees.  Each of the Issuer, the Servicer and the Administrator, will, and will cause its authorized representatives to, hold in confidence such information except if disclosure may be required by law or if the Issuer, the Servicer or the Administrator reasonably determines that it is required to make the disclosure under this Agreement or the other Basic Documents.  The Asset Representations Reviewer will maintain all relevant books, records, reports and other documents and materials for a period of at least two years after the termination of its obligations under this Agreement.

Section 5.04  Indemnification of Asset Representations Reviewer.

The Issuer will indemnify the Asset Representations Reviewer and its officers, directors, employees and agents (each, an “ARR Indemnified Person”), for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under this Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties hereunder or (ii) the Asset Representations Reviewer’s breach of any of its representations,  warranties, covenants or agreements in this Agreement.

Section 5.05  Proceedings

Promptly on receipt by an ARR Indemnified Person of notice of a Proceeding against it, the ARR Indemnified Person, will, if a claim is to be made under Section 5.04, notify the Issuer and the Servicer of the Proceeding.  The Issuer or the Servicer may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Issuer or the Servicer notifies the ARR Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the ARR Indemnified Person, and so long as the Issuer or the Servicer assumes the defense of the Proceeding in a manner reasonably satisfactory to the ARR Indemnified Person, the Issuer and the Servicer will not be liable for legal expenses of counsel to the ARR Indemnified Person unless there is a conflict between the interests of the Issuer or the Servicer, as applicable, and an ARR Indemnified Person.  If there is a conflict, the Issuer or the Servicer will pay for the reasonable fees and expenses of separate counsel to the ARR Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Issuer and the Servicer and the ARR Indemnified Person, which approval will not be unreasonably withheld.

Section 5.06  Delegation of Obligations

The Asset Representations Reviewer may not delegate or subcontract its obligations under this Agreement to any Person without the consent of the Issuer and the Servicer.

Section 5.07  Indemnification by Asset Representations Reviewer.

To the fullest extent permitted by law, the Asset Representations Reviewer shall indemnify and hold harmless the Issuer, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, trustees, successors, assigns, legal representatives, agents, and servants (each an “Indemnified Person”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses, including those incurred by an Indemnified Person in connection with the enforcement of any indemnification or other obligation of the Asset Representations Reviewer) of any kind and nature whatsoever which may be imposed on, incurred by, or asserted at any time against an Indemnified Person (whether or not also indemnified against by any other person) which arose out of the negligence, willful misconduct or bad faith of the Asset Representations Reviewer in the performance of its obligations and duties under this Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify an Indemnified Person from and against expenses arising or resulting from (i) the Indemnified Person’s own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty made by the Indemnified Person.

In case any such action, investigation or proceeding will be brought involving an Indemnified Person, the Asset Representations Reviewer will assume the defense thereof, including the employment of counsel and the payment of all expenses.  The Issuer, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee each will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof and the reasonable attorney’s fees will be paid by the Asset Representations Reviewer.  In the event of any claim, action, or proceeding for which indemnity will be sought pursuant to this Section 5.07, the Issuer’s, the Depositor’s, the Servicer’s, the Owner Trustee’s and the Indenture Trustee’s choice of legal counsel shall be subject to the approval of the Asset Representations Reviewer, which approval shall not be unreasonably withheld.

The indemnification obligations set forth in Section 5.04 and this Section 5.07 will survive the termination of this Agreement and the resignation or removal of the Asset Representations Reviewer.  The obligations pursuant to this Section 5.07 shall not constitute a claim against the Issuer or the Trust Estate (as defined in the Indenture) and the Asset Representations Reviewer shall not be liable for any amount in excess of the fees received by it in accordance with the terms of this Agreement.  To the extent amounts due and owing to the Indenture Trustee and the Owner Trustee under this Section 5.07 are in excess of the limitation set forth in the immediately preceding sentence, such amounts will be paid by the Issuer in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable.

ARTICLE VI.

REMOVAL, RESIGNATION

Section 6.01  Removal of Asset Representations Reviewer.

If any one of the following events (“Disqualification Events”) shall occur and be continuing:

(a)  the Asset Representations Reviewer no longer meets the eligibility requirements in Section 2.02;

(b)  any failure by the Asset Representations Reviewer duly to observe or perform in any material respect any other covenant or agreement of the Asset Representations Reviewer set forth in this Agreement; or

(c)  an Insolvency Event occurs with respect to the Asset Representations Reviewer;

then, the Issuer may, but shall not be required to, remove the Asset Representations Reviewer and promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer. Any removal of the Asset Representations Reviewer shall not take effect until a successor Asset Representations Reviewer is assigned in accordance with Section 6.02.

Section 6.02  Appointment of Successor.

If a successor Asset Representations Reviewer has not been appointed by the Issuer within thirty (30) days after the giving of written notice of resignation by the Asset Representations Reviewer pursuant to Section 6.04 or the delivery of the written instrument with respect to the removal of the Asset Representations Reviewer pursuant to Section 6.01, the Asset Representations Reviewer or the Servicer may apply to any court of competent jurisdiction to appoint a successor Asset Representations Reviewer meeting the requirements of Section 2.02 to act until such time, if any, as a successor Asset Representations Reviewer has been appointed as above provided.

Section 6.03  Merger or Consolidation of, or Assumption of the Obligations of, the Asset Representations Reviewer.

Any Person (a) into which the Asset Representations Reviewer is merged or consolidated, (b) resulting from any merger or consolidation to which the Asset Representations Reviewer is a party or (c) succeeding to the business of the Asset Representations Reviewer, if that Person meets the eligibility requirements in Section 2.02, will be the successor to the Asset Representations Reviewer under this Agreement.  Such Person shall execute and deliver to the Issuer, the Servicer and the Indenture Trustee an agreement to assume the Asset Representations Reviewer’s obligations under this Agreement (unless the assumption happens by operation of law).

Section 6.04  Asset Representations Reviewer Not to Resign.

The Asset Representations Reviewer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Asset Representations Reviewer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Asset Representations Reviewer shall be evidenced as to clause (i) above by an Opinion of Counsel and as to clause (ii) by an officer’s certificate of the Asset Representations Reviewer, each to such effect delivered to the Issuer, the Servicer, and the Indenture Trustee.  The Asset Representations Reviewer shall promptly notify the Issuer, the Servicer and the Indenture Trustee upon having made any such determination permitting its resignation hereunder, and shall provide, with such notice, appropriate evidence thereof (as described in the immediately preceding sentence). Upon receipt of such notice, the Issuer shall promptly appoint a successor Asset Representations Reviewer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Asset Representations Reviewer so removed and one copy to the successor Asset Representations Reviewer.  No such resignation shall become effective until a successor Asset

Representations Reviewer shall have assumed the responsibilities and obligations of the Asset Representations Reviewer in accordance with Section 6.02 hereof.

Section 6.05  Cooperation of Asset Representations Reviewer.

In the event of any resignation or removal of the Asset Representations Reviewer pursuant to the terms of this Agreement, the Asset Representations Reviewer shall cooperate with the Issuer and the Servicer and take all reasonable steps requested to assist the Issuer and the Servicer in making an orderly transfer of the duties of the Asset Representations Reviewer.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuer will pay such expenses in accordance with the priority of payments set forth in Section 5.06 of the Sale and Servicing Agreement or Section 5.04(b) of the Indenture, as applicable.

ARTICLE VII.

TREATMENT OF CONFIDENTIAL INFORMATION

Section 7.01  Confidential Information.

(a)            Treatment.  The Asset Representations Reviewer agrees to hold and treat Confidential Information given to it under this Agreement in confidence and under the terms and conditions of this Article VII, and will implement and maintain safeguards to further assure the confidentiality of the Confidential Information.  The Confidential Information will not, without the prior consent of the Issuer and the Servicer, be disclosed or used by the Asset Representations Reviewer, or its officers, directors, employees, agents, representatives or affiliates, including legal counsel (collectively, the “Information Recipients”) other than for the purposes of performing Reviews of Review Assets or performing its obligations under this Agreement.  The Asset Representations Reviewer agrees that it will not, and will cause its Affiliates to not (i) purchase or sell securities issued by the Issuer or its Affiliates or special purpose entities on the basis of Confidential Information or (ii) use the Confidential Information for the preparation of research reports, newsletters or other publications or similar communications.

(b)            Definition.  “Confidential Information” means oral, written and electronic materials (irrespective of its source or form of communication) furnished before, on or after the date of this Agreement to the Asset Representations Reviewer for the purposes contemplated by this Agreement, including:

(i)  lists of Review Assets and any related Review Materials;

(ii)  origination and servicing guidelines, policies and procedures, and form contracts; and

(iii)  notes, analyses, compilations, studies or other documents or records prepared by the Servicer, which contain information supplied by or on behalf of the Servicer or its representatives.

However, Confidential Information will not include information that (A) is or becomes generally available to the public other than as a result of disclosure by the Information Recipients, (B) was available to, or becomes available to, the Information Recipients on a non-confidential basis from a Person or entity other than the Issuer or the Servicer before its disclosure to the Information Recipients who, to the knowledge of the Information Recipient is not bound by a confidentiality agreement with the Issuer or the Servicer and is not prohibited from transmitting the information to the Information Recipients, (C) is independently developed by the Information Recipients without the use of the Confidential Information, as shown by the Information Recipients’ files and records or other evidence in the Information Recipients’ possession or (D) the Issuer or the Servicer provides permission to the applicable Information Recipients to release.

(c)            Protection.  The Asset Representations Reviewer will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Confidential Information, including those measures that it takes to protect its own confidential information and not less than a reasonable standard of care.  The Asset Representations Reviewer acknowledges that Personally Identifiable Information is also subject to the additional requirements in Section 7.02.

(d)            Disclosure.  If the Asset Representations Reviewer is required by applicable law, regulation, rule or order issued by an administrative, governmental, regulatory or judicial authority to disclose part of the Confidential Information, it may disclose the Confidential Information.  However, before a required disclosure, the Asset Representations Reviewer, if permitted by law, regulation, rule or order, will use its reasonable efforts to provide the Issuer and the Servicer with notice of the requirement and will cooperate, at the Servicer’s expense, in the Issuer’s and the Servicer’s pursuit of a proper protective order or other relief for the disclosure of the Confidential Information.  If the Issuer or the Servicer is unable to obtain a protective order or other proper remedy by the date that the information is required to be disclosed, the Asset Representations Reviewer will disclose only that part of the Confidential Information that it is advised by its legal counsel it is legally required to disclose.

(e)            Responsibility for Information Recipients.  The Asset Representations Reviewer will be responsible for a breach of this Article VII by its Information Recipients.

(f)            Violation.  The Asset Representations Reviewer agrees that a violation of this Agreement may cause irreparable injury to the Issuer and the Servicer and the Issuer and the Servicer may seek injunctive relief in addition to legal remedies.  If an action is initiated by the Issuer or the Servicer to enforce this Article VII, the prevailing party will be entitled to reimbursement of costs and expenses, including reasonable attorney’s fees, incurred by it for the enforcement.

Section 7.02  Safeguarding Personally Identifiable Information.

(a)            Definition.  “Personally Identifiable Information” means information in any format about an identifiable individual, including, name, address, phone number, e-mail address, account number(s), identification number(s), any other actual or assigned attribute associated with or identifiable to an individual and any information that when used separately or in combination with other information could identify an individual, as further described in § 501(b) of the Gramm-Leach-Bliley Act and the Interagency Guidelines Establishing Standards for Safeguarding

Customer Information (12 C.F.R. Section 208, Appendix D-2) (collectively, the “Privacy Laws”), that is provided or made available to the Asset Representations Reviewer pursuant to this Agreement.  “Issuer PII” means Personally Identifiable Information furnished by the Issuer, the Servicer or their Affiliates to the Asset Representations Reviewer and Personally Identifiable Information developed or otherwise collected or acquired by the Asset Representations Reviewer in performing its obligations under this Agreement.

(b)            Use of Issuer PII.  The Asset Representations Reviewer will not disclose Issuer PII to its personnel or allow its personnel access to Issuer PII except (A) for the Asset Representations Reviewer personnel who require Issuer PII to perform a Review, (B) with the prior consent of the Issuer and the Servicer or (C) as required by applicable law.  When permitted, the disclosure of or access to Issuer PII will be limited to the specific information necessary for the individual to complete the assigned task.  The Asset Representations Reviewer will inform personnel with access to Issuer PII of the confidentiality requirements in this Agreement and train its personnel with access to Issuer PII on the proper use and protection of Issuer PII.  The Asset Representations Reviewer will not sell, disclose, provide or exchange Issuer PII with or to any third party without the prior consent of the Issuer and the Servicer.

(c)            Safeguards.  The Issuer does not grant the Asset Representations Reviewer any rights to Issuer PII except as provided in this Agreement.  The Asset Representations Reviewer will use Issuer PII only to perform its obligations under this Agreement or as specifically directed in writing by the Issuer and will only reproduce Issuer PII to the extent necessary for these purposes.  The Asset Representations Reviewer must comply with all laws applicable to Personally Identifiable Information, Issuer PII and the Asset Representations Reviewer’s business, including any legally required codes of conduct, including those relating to privacy, security and data protection.  The Asset Representations Reviewer will protect and secure the Issuer PII.  The Asset Representations Reviewer will implement privacy or data protection policies and procedures that comply with applicable law and this Agreement.  The Asset Representations Reviewer will implement and maintain reasonable and appropriate practices, procedures and systems, including administrative, technical and physical safeguards designed to (i) protect the security, confidentiality and integrity of Issuer PII, (ii) ensure against anticipated threats or hazards to the security or integrity of Issuer PII, (iii) protect against unauthorized access to or use of Issuer PII and (iv) otherwise comply with its obligations under this Agreement.  These safeguards include a written data security plan, employee training, information access controls, restricted disclosures, systems protections (e.g., intrusion protection, data storage protection and data transmission protection) and physical security measures.

(d)            Information. The Asset Representations Reviewer agrees to provide the Issuer with information regarding its privacy and information security systems, policies and procedures as the Issuer may reasonably request relating to compliance with this Agreement and applicable Privacy Laws. The Asset Representations Reviewer shall provide training in the Privacy Laws and the Asset Representations Reviewer’s information security policies to all personnel whose duties pursuant to this Agreement could bring them in contact with Personally Identifiable Information.

(e)            Breach.  The Asset Representations Reviewer will notify the Issuer and the Servicer promptly in the event of an actual or reasonably suspected security breach, unauthorized access, misappropriation or other compromise of the security, confidentiality or integrity of Issuer PII and, where applicable, immediately take action to prevent any further breach.  In the event of any actual or apparent theft, unauthorized use or disclosure of any Personally Identifiable Information, the Asset Representations Reviewer will commence all reasonable efforts to investigate and correct the causes and remediate the results thereof, and as soon as practicable following discovery of any such event, provide the Issuer notice thereof, and such further information and assistance as may be reasonably requested.

(f)            Return or Disposal of Issuer PII.  Except where return or disposal is prohibited by applicable law, promptly on the earlier of the completion of a Review or the request of the Issuer, all Issuer PII in any medium in the Asset Representations Reviewer’s possession or under its control will be (i) destroyed in a manner that prevents its recovery or restoration or (ii) if so directed by the Issuer, returned to the Issuer without the Asset Representations Reviewer retaining any actual or recoverable copies, in both cases, without charge to the Issuer.  Where the Asset Representations Reviewer retains Issuer PII, the Asset Representations Reviewer will limit the Asset Representations Reviewer’s further use or disclosure of Issuer PII to that required by applicable law.

(g)            Compliance; Modification.  The Asset Representations Reviewer will cooperate with and provide information to the Issuer regarding the Asset Representations Reviewer’s compliance with this Section 7.02.  The Asset Representations Reviewer, the Issuer and the Servicer agree to modify this Section 7.02 as necessary for either party to comply with applicable law.

(h)            Audit of Asset Representations Reviewer.  The Asset Representations Reviewer will permit the Issuer, the Servicer and their respective authorized representatives to audit the Asset Representations Reviewer’s compliance with this Section 7.02 during the Asset Representations Reviewer’s normal business hours on reasonable advance notice to the Asset Representations Reviewer, and not more than once during any year unless circumstances necessitate additional audits.  The Issuer and the Servicer agree to make reasonable efforts to schedule any audit described in this Section 7.02 with the inspections described in Section 5.03.  The Asset Representations Reviewer will also permit the Issuer during normal business hours on reasonable advance written notice to audit any service providers used by the Asset Representations Reviewer to fulfill the Asset Representations Reviewer’s obligations under this Agreement.

(i)            Affiliates and Third Parties.  If the Asset Representations Reviewer processes the Issuer PII of the Issuer’s Affiliates or a third party when performing a Review, and if such Affiliate or third party is identified to the Asset Representations Reviewer, such Affiliate or third party is an intended third-party beneficiary of this Section 7.02, and this Agreement is intended to benefit the Affiliate or third party.  The Affiliate or third party may enforce the Issuer PII related terms of this Section 7.02 against the Asset Representations Reviewer as if each were a signatory to this Agreement.

ARTICLE VIII.

OTHER MATTERS PERTAINING TO THE ISSUER

Section 8.01  Termination of the Issuer.

This Agreement will terminate, except for obligations under Article VII and Sections 5.04 and 5.07, on the earlier of (i) the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture and (ii) the date the Issuer is terminated in accordance with the terms of the Trust Agreement.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment.

(a)            This Agreement may be amended by the Asset Representations Reviewer, the Issuer and the Servicer, without the consent of any of the Noteholders, (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer and the Servicer, adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) to correct any manifest error in the terms of this Agreement as compared to the terms expressly set forth in the prospectus, dated August 11, 2026, relating to the offering of the Notes.

(b)            This Agreement may also be amended from time to time by the Asset Representations Reviewer, the Issuer and the Servicer, with the consent of the Noteholders of Notes evidencing at least a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders.

(c)            It shall not be necessary for any consent of Noteholders pursuant to this Section 9.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(d)            Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  The Owner Trustee may, but shall not be obligated to, execute and deliver such amendment which affects its rights, duties, indemnities or immunities hereunder.

(e)            Notwithstanding anything to the contrary in this Section 9.01, any amendment to this Agreement that affects the rights or obligations of either the Indenture Trustee or the Owner Trustee will require the consent of the Indenture Trustee or the Owner Trustee, as applicable.

Section 9.02  Notices.

All notices hereunder shall be given by United States certified or registered mail, by facsimile or by other telecommunication device capable of creating written record of such notice and its receipt.  Notices hereunder shall be effective when received and shall be addressed to the respective parties hereto at the addresses set forth below, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this section.

If to the Asset Representations Reviewer, to:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd.
Suite 200
Glendale, Colorado 80246
Attention: Legal Department

with copies to be sent:

(1)            by email to: ARRNotices@clayton.com, and

(2)            by email to: legal@covius.com

If to the Issuer, to:

c/o Wilmington Trust, National Association
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-1600
Attention: Corporate Trust Administration

with a copy to the Administrator, at:

BMW Financial Services NA, LLC
200 BMW Drive,
Woodcliff Lake, New Jersey 07677
Attention: General Counsel

If to the Servicer, to:

BMW Financial Services NA, LLC
200 BMW Drive,
Woodcliff Lake, New Jersey 07677
Attention: General Counsel

Section 9.03  Severability Clause.

This Agreement constitutes the entire agreement among the Asset Representations Reviewer, the Issuer and the Servicer. All prior representations, statements, negotiations and undertakings with regard to the subject matter hereof are superseded hereby.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 9.04  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically or digitally signed, and that any digital or electronic signatures (including PDF or facsimile) appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 9.05  Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.06  Relationship of the Parties.

The Asset Representations Reviewer is an independent contractor and, except for the services which it agrees to perform hereunder, the Asset Representations Reviewer does not hold itself out as an agent of any other party hereto.  Nothing herein contained shall create or imply an agency relationship among the Asset Representations Reviewer and any other party hereto, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

Section 9.07  Captions.

The captions used herein are for the convenience of reference only and not part of this Agreement, and shall in no way be deemed to define, limit, describe or modify the meanings of any provision of this Agreement.

Section 9.08  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 9.09  Assignment.

This Agreement may not be assigned by the Asset Representations Reviewer except as permitted under Section 6.03 hereof.

Section 9.10  Benefit of the Agreement; Third-Party Beneficiaries.

This Agreement is for the benefit of and will be binding on the parties to this Agreement and their permitted successors and assigns.  The Owner Trustee and the Indenture Trustee will be third-party beneficiaries of this Agreement entitled to enforce this Agreement against the Asset Representations Reviewer and the Servicer.  No other Person will have any right or obligation under this Agreement, except as provided in Section 7.02(i).

Section 9.11  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.12  No Petition

Notwithstanding any prior termination of this Agreement, the parties hereto hereby covenant and agree that they will not, at any time, petition or otherwise invoke or cause the Issuer or the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Depositor under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Depositor.

Section 9.13  Limitation of Liability of Owner Trustee

The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Trust, National Association not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Asset Representations Reviewer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

BMW VEHICLE OWNER TRUST 2026-A,
as Issuer

By:	Wilmington Trust, National Association,
not in its individual capacity but solely as
Owner Trustee

By:	/s/ Patrick A. Kanar
Name: Patrick A. Kanar
Title: Assistant Vice President

BMW FINANCIAL SERVICES NA, LLC,
as Servicer

By:	/s/ Tobias Essig
Name: Tobias Essig
Title: Chief Financial Officer and Vice President – Finance

By:	/s/ Moritz Lindemann
Name: Moritz Lindemann
Title: Treasurer

CLAYTON FIXED INCOME SERVICES LLC,
as Asset Representations Reviewer

By:	/s/ Anthony Neske
Name: Anthony Neske
Title: Senior Vice President

EXHIBIT A

Representations and Warranties Made as of the Closing Date (unless otherwise specified)	Tests
1.
Each Receivable (a) was originated in the United States of America by BMW Financial Services NA, LLC (“BMW FS”) or BMW Bank of North America (“BMW Bank”) (in the case of any Receivable originated through the “Lease to Loan” program) or by a Dealer located in the United States of America, in each case in the ordinary course of such originator’s business and in compliance with BMW FS’ or BMW Bank’s customary credit policies and practices, (b) is payable in United States dollars, (c) has been fully and properly executed or electronically authenticated by the parties thereto, (d) except in the case of any Receivable originated through the “Lease to Loan” program or acquired by BMW FS from BMW Bank, has been (i) purchased by BMW FS or BMW Bank from the Dealer under an existing Dealer Agreement and (ii) validly assigned by such Dealer to BMW FS or BMW Bank, and (e) in the case of any Receivable purchased by BMW FS from BMW Bank, has been (i) purchased by BMW FS from BMW Bank under an existing purchase agreement and (ii) validly assigned by BMW Bank to BMW FS.
1.
Observe the related Contract and Receivable File and confirm (a) if the Contract was not originated directly by BMW FS or BMW Bank (through the “Lease to Loan” program), (i) that the Dealer address on the Contract is a United States address, (ii) that the Dealer name is included in the list of Dealers provided to Clayton by BMW FS, and (iii) if the Contract was completed on paper (and not electronically), that the Dealer signature is present as assignor in either the “Assignment” section of the Contract or in a separate assignment document, (b) that the Contract was completed electronically or, if completed on paper, the Contract was on a form included in the list of approved forms of contracts provided to Clayton by BMW FS, (c) that the monthly payments required to be made by the related Obligor are not specifically described as being in a currency other than U.S. dollars, (d) that the Dealer (or BMW FS or BMW Bank, if originated through the “Lease to Loan” program) and the related Obligor signed the Contract, (e) if the Contract was not originated directly by BMW FS or BMW Bank through the “Lease to Loan” program, or if the Contract was acquired by BMW FS from BMW Bank prior to the Closing Date, that a name included in the list of acceptable name variations provided to Clayton by BMW FS is identified as the assignee in either the “Assignment” section of the Contract or in a separate assignment document.   Confirm, for each Receivable purchased by BMW FS from BMW Bank, that (i) the related account number appears in the loan-level data file provided by BMW FS to Clayton and identified by BMW FS to Clayton as corresponding to the date as of which such Receivable was sold to BMW FS, and (ii) the aggregate of the “Transaction Amounts” identified in such data file match the aggregate “Bookings” of the receivables being purchased by BMW FS as of the related sale date, as described on a schedule to a Bill of Sale identified by BMW FS to Clayton as being the subject of the Receivables Purchase Agreement dated January 1, 2006, between BMW Bank and BMW FS.

Representations and Warranties Made as of the Closing Date (unless otherwise specified)		Tests
2.	As of the Closing Date, BMW FS or BMW Bank has, or has started procedures that will result in BMW FS or BMW Bank having, a perfected, first priority security interest in the Financed Vehicle related to each Receivable, which security interest was validly created and has been assigned by BMW FS or BMW Bank to the Depositor, and will be assigned by the Depositor to the Issuer. The Lien Certificate for each Financed Vehicle shows BMW FS or BMW Bank named as the original secured party (or a properly completed application for such Lien Certificate has been completed).	2.
Observe the related Contract and Receivable File and confirm that (a) the title documents identify a name included in the list of acceptable name variations provided to Clayton by BMW FS, as the first lienholder, (b) the Obligor name on the Contract, taking into account any amendments or correction notices, matches the name on the title documents and (c) the vehicle identification number on the Contract, taking into account any amendments or correction notices, matches the vehicle identification number on the related title documents.

3.
Each Receivable is on a form contract containing customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity and consumer protection laws, regardless of whether such enforceability is considered in a proceeding in equity or at law.
		3.
Observe the related Contract and confirm that (a) it was completed electronically or, if completed on paper, the Contract was on a form included in the list of approved forms of contracts provided to Clayton by BMW FS, and (b) the related Obligor signed the Contract.

4.	Each Receivable (a) provides for fixed level monthly payments (provided that the payment in the last month of the term of the Receivable may be different from the level scheduled payments) that fully amortize the Amount Financed by maturity and yield interest at the APR and (b) amortizes using the Simple Interest Method.	4.
Observe the related Contract and confirm that, as of the Closing Date:  (a) each monthly payment was described therein as being equal, except that the final payment may be different and (b) the sum of (i) the product of the number of all monthly payments (except for the final monthly payment) and the regular monthly payment amount and (ii) the final monthly payment, is equal to the “Total of Payments” in the “Truth in Lending” section of the Contract.

5.	To the Seller’s knowledge, each Receivable complied in all material respects at the time it was originated with all requirements of applicable laws.	5.
Observe the related Contract and confirm that the Contract was completed electronically or, if completed on paper, that the Contract was on a form included in the list of approved forms of contracts provided to Clayton by BMW FS.

Representations and Warranties Made as of the Closing Date (unless otherwise specified)		Tests
6.	None of the Receivables is due from the United States of America or any State or any agency, department, subdivision or instrumentality thereof.	6.
Observe the related Contract and confirm that the Receivable is purchased for personal use or, if not purchased for personal use, confirm the Obligor is not a government obligor.  If the name of the Obligor contains a word indicating it may be a government Obligor, confirm using internet search results that there is no indication that the Obligor is not the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7.	To the best of the Seller’s knowledge, as of the Cutoff Date, no Obligor of a Receivable is or has been, since the origination of the related Receivable, the subject of a bankruptcy proceeding.	7.
Observe the data tape provided by BMW FS for the purposes of such review (the “Data Tape”) and confirm that the related Obligor was not noted as being the subject of any bankruptcy or insolvency proceeding.

8.	As of the Cutoff Date, none of the Receivables has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien of the related Receivable in whole or in part, and, to the Seller’s knowledge, no Receivable is subject to any right of rescission, setoff, counterclaim, dispute or defense.	8.
Observe the Data Tape and confirm that the Receivable has one of the status codes provided by BMW FS to Clayton for the purpose of confirming that (a) the Receivable has not been satisfied, subordinated or rescinded, (b) the related Financed Vehicle has not been released from the lien of the related Receivable in whole or in part and (c) it is not subject to any right of rescission, setoff, counterclaim, dispute or defense.  Observe the related Receivable File and confirm there is no evidence of litigation or other attorney involvement as of the Cutoff Date.

9.	None of the terms of any Receivable has been deferred or otherwise modified except by instruments or documents identified in the related Receivable File.	9.
Observe the Data Tape and the related Receivable File and confirm that, as of the Closing Date, the terms of the Receivable have not been deferred or otherwise modified except by instruments or documents identified in such Receivable File.

10.	None of the Receivables has been originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the related Receivables Purchase Agreement or the Sale and Servicing Agreement or the pledge of such Receivable under the Indenture.	10.
Observe the related Contract and confirm that (a) it was completed electronically or, if completed on paper, the Contract was on a form included in the list of approved forms of contracts provided to Clayton by BMW FS, and (b) it does not contain language that limits the sale, transfer or pledge of the Receivable.

11.	Immediately prior to the transfers and assignments herein contemplated, BMW FS or BMW Bank has good and marketable title to the Receivable free and clear of all Liens (other than pursuant to the Basic Documents) and, immediately upon the transfer and assignment thereof, BMW FS Securities LLC will have good and marketable title to each Receivable, free and clear of all Liens (other than pursuant to the Basic Documents).	11.
Observe the related Receivable File and confirm that (a) a name included in the list of acceptable name variations provided to Clayton by BMW FS is identified in the related title documents as the sole lienholder and that no other lienholder is listed and (b) the related title documents do not indicate that the Receivable has been sold, assigned, or transferred to any other entity.

Representations and Warranties Made as of the Closing Date (unless otherwise specified)		Tests
12.	Each Receivable constitutes “chattel paper” within the meaning of the applicable UCC. With respect to any Receivable evidenced by an authoritative copy of the related electronic contract, there is only one “authoritative copy” of the Receivable and, with respect to any Receivable evidenced by an authoritative tangible copy, there is no more than one original executed copy of such Receivable.	12.
Observe the related Contract and confirm that (i) it was completed electronically or, if completed on paper, it was on a form included in the list of approved forms of contracts provided to Clayton by BMW FS and (ii) if it was completed electronically, the face of such Contract indicates that it is the “Authoritative Copy”.  Observe the related Receivable File and confirm that there is no more than one original executed copy of the Contract in the Receivable File.

13.	Except for a payment that is no more than 29 days delinquent, no payment default exists on any Receivable as of the Cutoff Date.	13.	Observe the Data Tape and confirm the Receivable was not more than 29 days delinquent as of the Cutoff Date.
14.	BMW FS or BMW Bank, in accordance with its customary procedures, has determined that the Obligor has obtained physical damage insurance covering each Financed Vehicle and, under the terms of the related Receivable, the Obligor is required to maintain such insurance.	14.
Observe the related Contract and confirm that it contains language requiring the related Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle.  Review the applicable insurance documentation policy of BMW FS or BMW Bank, as applicable, provided to Clayton by BMW FS and confirm that such policy requires BMW FS or BMW Bank, as applicable, to determine that an Obligor has obtained physical damage insurance covering the related Financed Vehicle, and review the related Contract and confirm that it identifies the existence of insurance coverage in accordance with such policies.

15.	No Receivable has a maturity date later than the last day of the Collection Period immediately preceding the maturity date of the latest maturing class of Notes.	15.
Observe the related Receivable File and confirm that the maturity date specified for the Receivable in the Contract as of the Closing Date, as amended by any related documents in the Receivable File through the Closing Date, is not later than the last day of the Collection Period immediately preceding the maturity date of the latest maturing class of Notes.

16.	Each Receivable had an original maturity of not less than 24 or more than 84 months.	16.
Observe the related Receivable File and confirm that the original maturity date specified in the related Contract is not less than 24 or more than 84 months after the origination date of such Contract.

17.	All of the Receivables, as of the Cutoff Date, are due from Obligors with garaging addresses within the United States of America, its territories and possessions.	17.	Observe the related Receivable File and confirm that, as of the Cutoff Date, the related Obligor’s garaging address was within the United States of America, its territories and possessions.
18.	Each Receivable had a first scheduled payment due on or prior to 45 calendar days after the origination date thereof.	18.	Observe the related Contract and confirm that it specifies the first payment is due within 45 days after the origination date of the Receivable.

Representations and Warranties Made as of the Closing Date (unless otherwise specified)		Tests
19.	As of the Cutoff Date, each Receivable has a remaining term of at least 5 months and no more than 83 months.	19.
Observe the related Receivable File and confirm that the remaining term to maturity, calculated as of the Cutoff Date,  specified in the Contract (as amended by any related documents in the Receivable File) is at least 5 months and no more than 83 months.

20.	As of the Cutoff Date, each Receivable has a remaining balance of at least $1,500.00.	20.	Observe the Data Tape and confirm that the remaining balance of the Receivable is at least $1,500.00.
21.	The Obligor with respect to each Receivable has made at least one scheduled payment.	21.	Observe the Data Tape and confirm that it specifies that at least one payment was received as of the Cutoff Date.